UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Zale Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 15, 2006

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Zale Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, November 15, 2006, at 10:00 a.m., local time, at The Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, for the following purposes:

1.                To elect eight (8) directors for terms that will expire at the 2007 Annual Meeting of Stockholders;

2.                To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007; and

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 22, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company’s headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection during ordinary business hours by stockholders for any purpose germane to the Annual Meeting.

We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible or by following the alternative voting procedures described on the proxy card, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the Annual Meeting.

By Order of the Board of Directors,
Hilary Molay
Senior Vice President, General Counsel and Secretary

Irving, Texas

October 16, 2006

ZALE CORPORATION
901 West Walnut Hill Lane
Irving, Texas 75038-1003
(972) 580-4000

PROXY STATEMENT
October 16, 2006

General Information

This proxy statement is being furnished by the Board of Directors (the “Board of Directors”) of Zale Corporation, a Delaware corporation (the “Company”), to the holders of shares of the common stock of the Company, par value $.01 per share (“Common Stock”), in connection with the solicitation of proxy cards by the Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at The Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, at 10:00 a.m., local time, on Wednesday, November 15, 2006, and at any adjournments or postponements thereof.

A proxy card may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated proxy card by internet or telephone, by delivering written notice of the revocation of the proxy card to the Secretary of the Company, or by attending and voting at the Annual Meeting.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy card. Unless previously revoked, the shares represented by a duly submitted proxy card will be voted in accordance with the stockholder’s directions. If no directions are specified in a duly submitted proxy card, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting or any adjournments or postponements thereof.

The expense of preparing, printing and mailing this proxy statement and soliciting the proxy cards sought hereby will be borne by the Company. In addition to the use of the mail, proxy cards may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation for doing so, in person, by telephone, electronically or by facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the record date for the Annual Meeting and will provide reimbursement for the cost of forwarding proxy materials in accordance with customary practice.  Your cooperation in promptly signing and returning the enclosed proxy card, or in following the alternative voting procedures described on the proxy card, will help to avoid additional expense.

At September 22, 2006, the Company had 48,195,001 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 22, 2006 are entitled to notice of, and to vote at, the Annual Meeting.

This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about October 16, 2006.

VOTING REQUIREMENTS

Record Date and Voting Rights

In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock as of September 22, 2006, must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

Stockholders of record may vote by:

•       Attending the Annual Meeting and casting a ballot;

•       Logging onto the internet and following the instructions on their proxy card;

•       Calling 1-800-690-6903 and following the instructions for voting; or

•       Completing and mailing the enclosed proxy card.

Instructions for voting are included on the enclosed proxy card.

Required Vote

With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

With regard to Proposal No. 2, the ratification of the Company’s independent registered public accounting firm, votes may be cast for or against the matter or stockholders may abstain from voting on the matter. Proposal No. 2 will be approved if the votes cast for approval of the proposal exceed the number of votes cast against approval of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 2.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding beneficial ownership of Common Stock by (1) persons believed to beneficially own five percent (5%) or more of the outstanding shares of Common Stock, (2) each of the Company’s directors, (3) each of the Company’s executive officers named in the Summary Compensation Table on page 14, and (4) the Company’s directors and executive officers as a group, all as of September 22, 2006. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days	Percent of Class
Five Percent Stockholders:
Artisan Partners L.P. 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	7,098,896	(2)	—	14.73%
First Pacific Advisors, Inc. 11400 West Olympic Boulevard—Suite 1200 Los Angeles, CA 90064	4,981,900	(2)	—	10.34%
Cooke & Bieler, L.P. 1700 Market Street, Suite 3222 Philadelphia, PA 19103	4,316,383	(3)	—	8.96%
U.S. Trust Corporation 114 West 47th Street New York, NY 10036	3,125,499	(2)	—	6.49%
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	2,763,681	(2)	—	5.73%
Harris Associates, L.P. Two North LaSalle Street Chicago, IL 60602	2,595,300	(4)	—	5.38%
Directors and Named Executive Officers:
Richard C. Marcus	4,300		54,950	*
Mary E. Burton	9,627		10,950	*
J. Glen Adams	1,500		51,950	*
John B. Lowe, Jr.	2,500		5,950	*
George R. Mihalko, Jr.	1,500		6,141	*
Thomas C. Shull	1,500		3,450	*
Charles M. Sonsteby	—		—	*
David M. Szymanski	1,500		5,950	*
John A. Zimmermann	4,000		55,000	*
Gilbert P. Hollander	31		18,524	*
Frank C. Mroczka	6,700		65,748	*
Mary L. Forté(5)	51,895		595,000	1.33%
Sue E. Gove(5)	28,920		240,000	*
Mark R. Lenz	1,863		98,000	*
Directors and Executive Officers As a Group (11 persons):	33,158		278,613	*

                  * Represents less than one percent (1%).

        (1) Includes restricted shares of Common Stock, as follows: each of Richard C. Marcus, Mary E. Burton, J. Glen Adams, John B. Lowe, Jr., George R. Mihalko, Jr., Thomas C. Shull, and David M. Szymanski—1,500 shares; John A. Zimmermann—4,000 shares; Frank C. Mroczka—2,000 shares.

        (2) Based on information contained in filings made by such stockholders with the Securities and Exchange Commission (“SEC”).

        (3) Reflects share ownership as of August 15, 2006 based on information provided by Cooke & Bieler, L. P.  Cooke & Bieler, L. P. has sole investment power with respect to 4,006,383 shares, shared investment power with respect to 310,000 shares and sole voting power with respect to 2,589,848 shares.

        (4) Reflects share ownership as of August 15, 2006 based on information provided by Harris Associates, L. P.  With respect to all shares, Harris Associates, L. P. has shared voting and investment power.

        (5) The Company currently is in discussions with each of Ms. Forté and Ms. Gove regarding severance compensation.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and Bylaws, directors are elected annually by stockholders. The Certificate of Incorporation provides for a Board of Directors consisting of not less than seven (7) directors and not more than nine (9) directors, with the precise number to be set by the Board of Directors from time to time. As of July 31, 2006, the number of directors was seven (7). The number of directors will be set at eight (8) as of the Annual Meeting.

Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 2007 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Proxy cards may not be voted for more than eight (8) directors.

The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxy cards may be voted for such substitute nominee or nominees as the Board of Directors may designate.

Information concerning each of the eight nominees standing for election to the Board of Directors pursuant to Proposal No. 1 is set forth below. All ages are as of August 1, 2006.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees listed below.

Richard C. Marcus, Age 68.

Chairman of the Board

Mr. Marcus has served as Chairman of the Board of Directors since August 1, 2004. Mr. Marcus has served as a director of the Company since July 21, 1993. From January 1997 to March 2006, Mr. Marcus served as a Senior Advisor to Peter J. Solomon Company, a New York based investment banking firm. Mr. Marcus is a director of Michael’s Stores, Inc. Mr. Marcus is former Chairman and Chief Executive Officer of Neiman Marcus in Dallas, Texas.

Mary E. Burton, Age 54.

Director, President and Chief Executive Officer

Ms. Burton has served as President and Chief Executive Officer since July 24, 2006. Ms. Burton served as Acting Chief Executive Officer from January 31, 2006 through July 23, 2006. Ms. Burton has served as a director of the Company since August 1, 2003. Since July 1992, Ms. Burton has served as Chief Executive Officer of BB Capital, Inc., a retail advisory and management services company. Ms. Burton was Chief Executive Officer of the Cosmetic Center, Inc., a chain of 250 specialty retail stores, from June 1998 to April 1999. Prior to occupying that position, she served as Chief Executive Officer of PIP Printing from July 1991 to July 1992, and as Chief Executive Officer of Supercuts, Inc. from September 1987 to June 1991. She is also a director of Staples, Inc., Rent-A-Center, Inc. and Aeropostale, Inc.

J. Glen Adams, Age 67.

Director

Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation, a real estate financing and syndication firm in Dallas, Texas. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company.

John B. Lowe, Jr., Age 67.

Director

Mr. Lowe has served as a director of the Company since March 5, 2004. Mr. Lowe served as Chairman and Chief Executive Officer of TDIndustries, a national mechanical/electrical/plumbing construction and facility service company from 1980 until January 1, 2005. He continues to serve as Chairman of TDIndustries. Mr. Lowe serves on the Board of Trustees for the Dallas Independent School District and on the Board of Directors for the Texas Business and Education Coalition. He is a director of Drew Industries Incorporated.

George R. Mihalko, Jr., Age 51.

Director, Acting Chief Administrative Officer and Acting Chief Financial Officer

Mr. Mihalko has served as a director of the Company as well as Acting Chief Administrative Officer and Acting Chief Financial Officer since May 5, 2006. Mr. Mihalko served as Vice Chairman, Chief Administrative Officer and Chief Financial Officer of The Sports Authority, Inc. from September 1999 until August 2003. He has also held executive positions with mass merchant Pamida Holdings Corporation and Pier 1 Imports. Prior to that, he served in diverse management positions with Burlington Northern, Inc., Porsche Cars North America, Inc. and The Firestone Tire & Rubber Company.

Thomas C. Shull, Age 55.

Director

Mr. Shull has served as a director of the Company since August 26, 2004. Mr. Shull has served as Chief Executive Officer of Meridian Ventures, LLC, a venture management and turnaround firm, since its inception in December 1990. In March 2005, Mr. Shull was appointed Chairman of the Board of Directors of Wise Foods, Inc., where he has served as President and Chief Executive Officer since September 2004. Mr. Shull served as President and Chief Executive Officer and as a director of Hanover Direct, Inc., a retailer of branded merchandise through catalogs and e-commerce, from December 2000 through May 2004. Mr. Shull also served as Chairman of the Board of Directors of Hanover Direct, Inc. from January 2002 through May 2004. From August 1997 to May 1998, he served as President of Barneys New York, a leading luxury retailer, and from May 1998 to May 1999 he served as President and Chief Executive Officer of Barneys New York. From June 1992 to July 1993, Mr. Shull served as Senior Vice President of Corporate Planning of R.H. Macy Company, Inc., and from March 1993 to July 1993, he served as Group Senior Vice President of Human Resources and Business Development. From July 1993 through August 1994, Mr. Shull served as Executive Vice President of R.H. Macy Company, Inc., where he was responsible for human resources, information technology, business development, strategic planning and merchandise distribution.

Charles M. Sonsteby, Age 52.

Director

Mr. Sonsteby is currently the Executive Vice President and Chief Financial Officer of Brinker International, a multi-billion dollar restaurant company. Mr. Sonsteby joined Brinker International in 1990 and served in various capacities until his promotion to Senior Vice President of Finance in 1997, a position he held until 2001, when he was elected to his current position.

David M. Szymanski, Age 49.

Director

Dr. Szymanski has served as a director of the Company since January 15, 2004. Dr. Szymanski is a member of the marketing department faculty of Texas A&M University where he served as the Director of the Center for Retailing Studies from July 2000 through April 2006. Dr. Szymanski has held senior positions at the University since 1987. Dr. Szymanski is presently a director of Office Max. Dr. Szymanski is the Chief Executive Officer and Founder of the Retailing Hall of Fame.

Other Information

No family relationships exist between any of our executive officers, directors or nominees for director.

CORPORATE GOVERNANCE

The Company has established corporate governance practices designed to serve the best interests of the Company and its stockholders. The Company is in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange (“NYSE”). The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area. The Company’s Corporate Governance Guidelines, Board of Directors Committee Charters and Code of Business Conduct and Ethics are available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.” Any stockholder may request a printed copy of such documents by contacting Investor Relations at the following address: Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas, 75038-1003.

Set forth below is information regarding the composition and independence of the Board of Directors, the meetings of the Board of Directors during the fiscal year ended July 31, 2006 (“Fiscal Year 2006”), a description of the standing committees of the Board of Directors and additional highlights of the Company’s corporate governance policies and procedures.

Independence of Board of Directors

The NYSE listing standards require listed companies to have a board of directors with at least a majority of independent directors. The Company has, and has had for many years, a majority of independent directors. Under the Company’s Nominating and Corporate Governance Committee Charter, no nominees for initial election to the Board of Directors may be non-independent, other than the Chief Executive Officer and one additional executive officer.

No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. In making the independence determination, the Board of Directors reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a director or his or her immediate family members may have with the Company. In addition, consistent with the rules of the NYSE, the Nominating and Corporate Governance Committee Charter, which is available on the Company’s corporate website as described above, provides that:

•       A director who is an employee or whose immediate family member is an executive officer of the Company is not independent until three years after the end of such employment relationship.

•       A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•       A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

•       A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•       A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent (2%) of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

The Board of Directors has affirmatively determined that Messrs. Marcus, Adams, Lowe, Shull, Sonsteby, and Dr. Szymanski meet the categorical standards described above, have no material relationships with the Company and are independent under the Board of Directors’ independence standards. Ms. Burton and Mr. Mihalko are not independent due to their present employment as permanent or acting executive officers of the Company.

Committees and Meetings of the Board of Directors

Meetings of the Board of Directors.   During Fiscal Year 2006, the Board of Directors met 29 times. No incumbent director attended fewer than 97 percent of the total number of meetings held by the Board of Directors and committees on which such director served during that period.

Board Committees.   The standing committees of the Board of Directors are the Audit, Compensation, and Nominating and Corporate Governance Committees. The principal functions and the names of the directors currently serving as members of the Audit, Compensation, and Nominating and Corporate Governance Committees are set forth below. The Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under the rules of the NYSE with respect to such committees.

Audit Committee.   The Audit Committee assists the Company’s Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial matters. Under its charter, attached hereto as Appendix A and available on the Company’s website at www.zalecorp.com under the heading “Corporate and Social Responsibility,” the Audit Committee’s principal responsibilities include:

•       reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof;

•       reviewing the annual independent audit of the Company’s financial statements;

•       reviewing the Company’s systems of internal accounting and financial controls; and

•       reviewing and monitoring the internal audit process and internal audit results.

The Audit Committee also reviews the Company’s quarterly financial statements, is responsible for the selection, evaluation, retention and, if applicable, replacement from time to time of the Company’s independent auditors, and establishes and maintains procedures for the receipt and treatment of accounting or auditing complaints or concerns, including providing for confidential reporting of such concerns by employees of the Company. The Audit Committee met 20 times during Fiscal Year 2006. Thomas C. Shull, J. Glen Adams and John B. Lowe, Jr. are the current members of the Audit Committee. Mr. Shull is its Chairman. The Board of Directors has determined that each of J. Glen Adams and Thomas C. Shull qualifies as an “audit committee financial expert” under SEC regulations and that each member of the Audit Committee is financially literate under NYSE rules.

Compensation Committee.   The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation and administration of compensation plans. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.” Under the Compensation Committee’s written charter, the Committee’s principal responsibilities include:

•       monitoring compensation practices at other companies generally and in the retail industry in particular;

•       establishing corporate goals and objectives with respect to compensation; and

•       overseeing the Company’s compensation-setting practices.

The Compensation Committee establishes the compensation of the Company’s Chief Executive Officer, reviews and approves the compensation of all other officers, periodically reviews the status of director compensation, reviews and approves the adoption of equity-based and other incentive compensation plans, oversees, in consultation with appropriate Company officers, regulatory compliance with respect to compensation matters, and reviews and approves employment agreements with Company executive officers. In addition, the Compensation Committee administers the Company’s stock incentive plans and its other incentive-based compensation plans. The Compensation Committee met nine (9) times during Fiscal Year 2006. David M. Szymanski, J. Glen Adams and John B. Lowe, Jr. are the current members of the Compensation Committee. Dr. Szymanski is its Chairman.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee assists the Board of Directors in developing corporate governance guidelines and in identifying qualified independent directors. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on the Company’s web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.” Under the charter, the Committee’s principal responsibilities include:

•       identifying individuals qualified to become members of the Board of Directors and recommending candidates for election or reelection as directors;

•       monitoring and recommending corporate governance and other board practices; and

•       overseeing performance reviews of the Board of Directors, its committees and the individual members of the Board of Directors.

The Nominating and Corporate Governance Committee met three (3) times during Fiscal Year 2006. J. Glen Adams, John B. Lowe, Jr. and Richard C. Marcus are the current members of the Nominating and Corporate Governance Committee. Mr. Adams is its Chairman.

Nominating Procedures.   With respect to the Nominating and Corporate Governance Committee’s evaluation of director nominee candidates, the Committee considers the guidelines set forth in the Committee’s charter. The guidelines provide that:

•       All candidates must be independent at the time of their initial election, other than the Company’s Chief Executive Officer and one (1) additional executive officer;

•       A majority of the directors should be active or retired senior executives of significant companies, educational institutions, governmental agencies, service providers or non-profit organizations;

•       The Committee shall consider candidates’ other obligations and time commitments and their ability to attend meetings in person; and

•       Interlocking directorships (a senior executive officer of the Company serves on the board of directors of or as a trustee of a company or institution that employs one or more of the Company’s directors) will not be allowed.

Beyond these guidelines, the Nominating and Corporate Governance Committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Nominating and Corporate Governance Committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include the candidates’:

•       Career experience, particularly experience that is germane to our business, such as retail, legal, human resources, finance, marketing, and regulatory experience;

•       Status as, or ability to qualify as, an “audit committee financial expert” (as defined by the SEC);

•       Status as, or ability to qualify as, “financially literate” under NYSE rules;

•       Experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;

•       Contribution to diversity of the Board of Directors;

•       Integrity and reputation;

•       Ability to work collegially with others;

•       Academic credentials; and

•       Current membership on the Company’s Board of Directors—our Board values continuity (but not entrenchment).

The Nominating and Corporate Governance Committee does not assign a particular weight to any individual factor. Similarly, the Nominating and Corporate Governance Committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the Nominating and Corporate Governance Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced Board of Directors.

With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has not developed a formalized process. Instead, its members and the Company’s senior management generally recommend candidates of whom they are personally aware or whom they know by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

The Nominating and Corporate Governance Committee welcomes recommendations from stockholders. The Committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the Committee evaluates a candidate recommended by other means. In order to make a recommendation, the Committee asks that a stockholder send the Committee:

•       A resume for the candidate detailing the candidate’s work experience and academic credentials;

•       Written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Business Conduct and Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the Committee’s charter, and (5) has no plans to change or influence the control of the Company;

•       The name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•       Personal and professional references for the candidate, including contact information; and

•       Any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This information should be sent to the Nominating and Corporate Governance Committee, c/o Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, who will forward it to the Chairperson of the Committee. The Committee does not necessarily respond to recommendations.

In addition to the procedures described above for recommending prospective nominees for consideration by the Nominating and Corporate Governance Committee for inclusion in the group of nominees on the Board of Directors’ proxy card, stockholders may directly nominate directors for consideration by stockholders at any annual meeting of stockholders. See “Stockholder Nomination of Director Candidates” on page 33 of this proxy statement for further information.

Each of the nominees for election as a director at the Annual Meeting was nominated by the Company’s Board of Directors. Each of the nominees other than Mr. Sonsteby currently is a director. Each of the nominees, other than Mr. Mihalko and Mr. Sonsteby, previously has been elected as a director by stockholders. Mr. Mihalko was introduced to the Nominating and Corporate Governance Committee as a nominee by Ms. Burton. Mr. Sonsteby was introduced to the Nominating and Corporate Governance Committee as a nominee by Mr. Marcus.

Related Party Transactions

Under the Company’s Corporate Governance Guidelines, the Company does not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This prohibition includes significant business dealings with directors or their affiliates, and consulting contracts with, or other indirect forms of compensation to, a director. In addition, absent a waiver, the Company’s Code of Business Conduct and Ethics prohibits any conduct by a director, officer or employee of the Company that has the potential to create a conflict of interest. Any waiver of these policies with respect to a director or executive officer may be made only by the Board or a Board Committee and must be immediately disclosed.

The Board of Directors does not believe that charitable contributions to organizations with which a director is affiliated raise the same governance issues and concerns as non-charitable transactions so long as such charitable contributions are (1) in an amount not exceeding $25,000 per year, (2) made pursuant to a general corporate giving program established by the Company, approved by the Board and administered by disinterested officers appointed by the Board, or (3) pursuant to non-program contributions the facts of which are disclosed to the Board and approval of which is granted by the Board in accordance with the provisions of the General Corporation Law of the State of Delaware governing “interested director” transactions (currently, Section 144 thereof) as if such contributions were required to be so approved by the terms of the General Corporation Law of the State of Delaware.

During Fiscal Year 2006, the Company did not engage in any transactions involving a director or executive officer of the Company that would require disclosure under SEC rules and regulations or that required a waiver to the Company’s Corporate Governance Guidelines or Code of Business Conduct and Ethics.

Other Corporate Governance Policies

In addition to corporate governance matters described throughout this proxy statement, some other highlights of the Company’s corporate governance policies and procedures are set forth below:

Corporate Governance Guidelines.   The Board of Directors has adopted a set of Corporate Governance Guidelines that address a number of corporate governance matters, including director responsibilities, director qualifications, director compensation and evaluations, director orientation, management evaluation and succession and director access to management.

The Company’s Corporate Governance Guidelines are in compliance with the rules of the NYSE, which require a listed Company to adopt corporate governance guidelines covering certain matters.  The Nominating and Corporate Governance Committee will review the Corporate Governance Guidelines on a regular basis and will propose any necessary additions, which will be presented to the Board of Directors. The Company’s Corporate Governance Guidelines are available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.”

Code of Business Conduct and Ethics.   The Company has a Code of Business Conduct and Ethics. All of its directors, officers and employees are subject to the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.”  Stockholders may request a printed copy of the Code of Business Conduct and Ethics by contacting Investor Relations at the following address: Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003. Any waiver of the Code of Business Conduct and Ethics will be promptly disclosed in an SEC filing on Form 8-K.

Separate and Independent Chairman.   The Company has a Chairman of the Board of Directors who is separate from its Chief Executive Officer and whom the Board of Directors has determined to be independent.

Meetings of Non-Management Directors.   The Company’s non-management directors meet in executive session without management present at regularly scheduled Board of Directors meetings, with Richard C. Marcus, the Chairman of the Board of Directors, presiding over such meetings.

Committee Authority to Retain Independent Advisors.   Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

Whistleblower Procedures.   The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Disclosure Committee.   The Company has established a Disclosure Committee composed of members of management to assist the Company in fulfilling its obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the Company’s periodic filings with the SEC.

No Executive Loans.   The Company does not extend loans to executive officers or directors and has no such loans outstanding.

Director Attendance at Annual Meeting.   Where the Company holds a Board of Directors meeting in conjunction with its Annual Meeting, which is its practice, it expects all directors to attend the Annual Meeting. All members of the Board of Directors attended last year’s Annual Meeting except Mr. Mihalko, who was not at that time a member of the Board.

Communicating with the Board of Directors.   Stockholders who wish to send communications to the Board of Directors, the non-management directors as a group, the Chairman or any other individual director may do so by writing to the Board of Directors and addressing the communication to the attention of Hilary Molay, Secretary, 901 West Walnut Hill Lane, Irving, Texas 75038-1003. With the exception of communications that are primarily commercial in nature, all stockholder communications directed to the Board or to specified directors will be relayed to them.

EXECUTIVE AND DIRECTOR COMPENSATION

The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company with respect to each of the last three fiscal years to the Company’s Chief Executive Officer and its other most highly compensated executive officers (collectively, the “named executive officers”) serving in Fiscal Year 2006.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation		Other
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)
Mary E. Burton(3) President and Chief Executive Officer, Director	2006	378,462	10,808	—	678,665	128,800	29,881
George R. Mihalko, Jr.(4) Acting Chief Administrative Officer, Acting Chief Financial Officer, Director	2006	135,000	—	—	38,415	3,800	—
John A. Zimmermann(5) Group President and President, Zale North America	2006	341,147	156,594	36,437	589,930	140,000	3,162
Gilbert P. Hollander(6) Group Senior Vice President and President, Piercing Pagoda and Corporate Sourcing	2006	259,984	11,894	28,785	51,220	40,000	1,582
Frank C. Mroczka(7) Senior Vice President and President, Gordon’s Jewelers	2006	297,167	9,170	25,798	38,415	10,000	2,038
Mary L. Forté(8)	2006	428,459	—	121,972	—	—	10,143
Former President and Chief	2005	700,000	37,450	76,472	850,000	125,000	6,698
Executive Officer	2004	625,000	523,203	34,409	678,500	115,000	6,839
Sue E. Gove(9)	2006	439,296	—	106,702	—	—	6,463
Former Executive Vice	2005	575,000	25,645	66,605	510,000	75,000	4,575
President and Chief Operating	2004	525,000	351,593	35,455	325,680	55,000	4,741
Officer
Mark R. Lenz(10)	2006	274,375	—	26,077	—	—	3,812
Former Group Senior Vice	2005	260,000	8,356	17,977	170,000	20,000	2,234
President and Chief Financial	2004	250,000	108,826	16,610	67,850	15,000	1,983
Officer

             (1)  Includes amounts contributed by the named executive officers to the Zale Corporation Savings & Investment Plan (“401(k) Plan”).

             (2)  As of the date of this proxy statement, the aggregate restricted stock and time-vesting restricted stock unit holdings for the named executive officers consisted of 71,000 shares with a value of $25.61 per share based on the closing price as of July 31, 2006, on the NYSE. Such value does not give effect to the diminution in value attributable to the restrictions on such stock. In Fiscal Year 2004, restricted stock awards were granted that are eligible for dividends and become vested as to 100% of the shares covered thereby on the third anniversary of the dates of grant, which will be July 21, 2007. In Fiscal Year 2005, time-vesting restricted stock unit awards were granted and become vested as to 100% of the shares covered on September 6, 2008. In Fiscal Year 2006, time-vesting restricted stock unit awards were granted and become vested as to 100% of the shares covered on August 29, 2009. In addition, performance-based restricted stock units were granted in Fiscal Year 2005 and entitle the recipients to receive a specified number of shares of the Common Stock based on the Company’s achievement of performance targets established by the Compensation Committee for fiscal years 2006 through 2008. Performance-based restricted stock units were also granted in Fiscal Year 2006 and entitle the recipients to receive a specified number of shares of the Common Stock based on the Company’s achievement of performance targets established by the Compensation Committee for fiscal years 2007 through 2009. See “Long-Term Incentive Plans—Awards in Last Fiscal Year” for additional information.

             (3)  Ms. Burton joined the Company as Acting Chief Executive Officer on January 31, 2006. Accordingly, for Fiscal Year 2006, Ms. Burton’s salary reflects amounts received from February 2006 through July 2006. Ms. Burton’s “All Other Compensation” for 2006 consists of $10,000 annual Board retainer, $19,000 Board attendance fees (each of the foregoing earned and paid prior to her appointment as Acting Chief Executive Officer), $329 annual insurance premiums paid by the Company and $552 for group term life insurance premiums.

             (4)  Mr. Mihalko joined the Company as Acting Chief Administrative Officer and Acting Chief Financial Officer in May 2006. Accordingly, for Fiscal Year 2006, Mr. Mihalko’s salary reflects amounts received from May 2006 through July 2006. The table does not include 6,141 shares of restricted stock granted to Mr. Mihalko as compensation for Fiscal Year 2007.

             (5)  Mr. Zimmermann became an executive officer of the Company during Fiscal Year 2006. Mr. Zimmermann’s “Other Annual Compensation” for 2006 consists of $5,192 for the Company’s Medical Expense Reimbursement Plan, $7,157 for Executive Financial Planning, $9,706 annual insurance premiums paid by the Company and a $14,382 car allowance. Mr. Zimmermann’s “All Other Compensation” for 2006 consists of $1,470 for group term life insurance premiums and $1,692 Executive Long-Term Disability (“Executive LTD”).

             (6)  Mr. Hollander became an executive officer of the Company during Fiscal Year 2006. Mr. Hollander’s “Other Annual Compensation” for 2006 consists of $5,000 for the Company’s Medical Expense Reimbursement Plan, $3,975 for Executive Financial Planning, $8,730 annual insurance premiums paid by the Company and a $11,080 car allowance. Mr. Hollander’s “All Other Compensation” for 2006 consists of $1,582 for group term life insurance premiums.

             (7)  Mr. Mroczka became an executive officer of the Company during Fiscal Year 2006. Mr. Mroczka’s “Other Annual Compensation” for 2006 consists of $5,000 for the Company’s Medical Expense Reimbursement Plan, $9,048 annual insurance premiums paid by the Company and a $11,750 car allowance. Mr. Mroczka’s “All Other Compensation” for 2006 consists of $1,076 for group term life insurance premiums, and $962 for Executive LTD.

             (8)  Ms. Forté resigned effective January 31, 2006. Ms. Forté’s “Other Annual Compensation” for 2006 consists of $6,452 for Executive Financial Planning, $5,769 for the Company’s Medical Expense Reimbursement Plan, $6,073 annual insurance premiums paid by the Company, a $14,448 car allowance, and $89,230 of vacation pay due to termination. Ms. Forté’s “All Other Compensation” for 2006 consists of $4,992 for group term life insurance premiums and $5,151 Executive LTD. The Company is in discussions with Ms. Forté regarding severance matters. See “Other Compensation Matters” below.

             (9)  Ms. Gove resigned effective March 23, 2006. Ms. Gove’s “Other Annual Compensation” for 2006 consists of $7,308 for the Company’s Medical Expense Reimbursement Plan, $8,035 annual insurance premiums paid by the Company, a $21,171 car allowance and $70,188 of vacation pay due to termination. Ms. Gove’s “All Other Compensation” for 2006 consists of $2,717 for group term life insurance premiums and $3,746 Executive LTD. The Company is in discussions with Ms. Gove regarding severance matters. See “Other Compensation Matters” below.

        (10)  Mr. Lenz’s employment with the Company terminated effective July 31, 2006 upon the non-renewal of his employment agreement. Mr. Lenz’s “Other Annual Compensation” for 2006 consists of $5,000 for the Company’s Medical Expense Reimbursement Plan, $9,487 annual insurance premiums paid by the Company and a $11,590 car allowance. Mr. Lenz’s “All Other Compensation” for 2006 consists of $1,921 for group term life insurance premiums and $1,891 Executive LTD. The Company is in discussions with Mr. Lenz regarding severance matters. See “Other Compensation Matters” below.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all stock option grants to the named executive officers for Fiscal Year 2006(1).

	Individual Grants(2)
	Number of	% of Total			Potential Realizable Value
	Securities Underlying Options	Options Granted to Employees	Exercise or Base Price	Expiration	at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted (#)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Mary E. Burton	125,000	13.43%	$24.61	7/24/16	$1,934,637	$4,902,750
	3,800	0.41%	$27.03	11/11/15	$63,792	$162,418
George R. Mihalko, Jr.	3,800	0.41%	$24.62	5/8/16	$58,837	$149,104
John A. Zimmermann	100,000	10.75%	$25.11	2/22/16	$1,579,154	$4,001,887
	40,000	4.30%	$27.24	8/29/16	$685,244	$1,736,542
Gilbert P. Hollander	25,000	2.69%	$24.10	5/5/16	$378,909	$960,230
	15,000	1.61%	$27.24	8/29/16	$255,966	$651,203
Frank C. Mroczka	10,000	1.07%	$27.24	8/29/16	$171,311	$434,135
Mary L. Forté	—	—	—	—	—	—
Sue E. Gove	—	—	—	—	—	—
Mark R. Lenz	—	—	—	—	—	—

        (1) Includes option grants for Fiscal Year 2006 that were made effective August 29, 2006.

        (2) Sets forth options granted under the Zale Corporation 2003 Stock Incentive Plan (the “2003 Incentive Plan”), other than the option to purchase 3,800 shares granted to each of Ms. Burton and Mr. Mihalko in their capacity as directors under the Zale Corporation Outside Directors’ 2005 Stock Incentive Plan. All options granted prior to August 29, 2006, were granted at an exercise price equal to the fair market value of the underlying shares of Common Stock at market close as of the day before the grant date. Options granted on August 29, 2006 or later were priced to the fair market value of the underlying shares of Common Stock at market close as of the grant date. All options granted have a term of 10 years, and become exercisable in equal increments of 25% per year beginning one year from the grant date. Upon the occurrence of a change of control (as defined in the 2003 Incentive Plan), options shall become fully and immediately exercisable.

        (3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for shares of Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during Fiscal Year 2006 and fiscal year-end option values(1).

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
	(#)	($)	(#)		($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mary E. Burton	—	—	6,250	137,550	$6,962	$96,962
George R. Mihalko, Jr.	—	—	—	3,800	—	$2,698
John A. Zimmermann	7,500	$115,384	47,500	150,000	$146,887	$43,000
Gilbert P. Hollander	—	—	16,024	50,000	$40,613	$36,000
Frank C. Mroczka	4,502	$57,333	58,248	47,500	$250,432	$21,000
Mary L. Forté	100,000	$1,144,160	595,000	—	$1,764,775	—
Sue E. Gove	280,000	$2,007,127	240,000	—	$685,250	—
Mark R. Lenz	—	—	98,000	—	$704,972	—

        (1) Year-end option values include option grants for Fiscal Year 2006 that were made effective August 29, 2006.

        (2) These amounts represent the excess of the fair market value of the Common Stock of $25.33 per share as of July 31, 2006, based on the closing price of the stock for the prior trading day as reported on the NYSE, above the exercise price of the options.

LONG-TERM INCENTIVE PLANS—AWARDS
IN LAST FISCAL YEAR(1)

	Number of Shares,	Performance of	Estimated Future Payments Under Non-Stock Price-Based Plans
Name	Units or Other Rights	Other Period Until Maturation or Payment	Threshold (# of Shares)	Target (# of Shares)	Maximum (# of Shares)
Mary E. Burton	25,000	Fiscal Years 2007-2009	6,250	25,000	50,000
George R. Mihalko, Jr.	—	Fiscal Years 2007-2009	—	—	—
John A. Zimmermann	5,000	Fiscal Years 2007-2009	1,250	5,000	10,000
Gilbert P. Hollander	2,000	Fiscal Years 2007-2009	500	2,000	4,000
Frank C. Mroczka	1,500	Fiscal Years 2007-2009	375	1,500	3,000
Mary L. Forté	—	Fiscal Years 2007-2009	—	—	—
Sue E. Gove	—	Fiscal Years 2007-2009	—	—	—
Mark R. Lenz	—	Fiscal Years 2007-2009	—	—	—

        (1) These performance-based restricted stock units entitle a recipient to receive a specified number of shares of the Common Stock based on the Company’s achievement of performance targets established by the Compensation Committee for fiscal years 2007 through 2009. If the Company fails to meet the specified performance targets, the recipients of the awards may receive as few as zero shares of Common Stock or, if the Company substantially exceeds the targets, the recipients may receive up to 200% of the target award amount. At the election of the Company, recipients may receive a cash payout in lieu of shares of the Common Stock.

Supplemental Executive Retirement Plan

In 1995, the Company adopted a Supplemental Executive Retirement Plan. The purpose of the Supplemental Executive Retirement Plan is to provide eligible Company executives with the opportunity to receive payments each year after retirement equal to a portion of their “Final Average Pay,” as defined below. The class of executives eligible to be participants in the Supplemental Executive Retirement Plan includes those employees who hold the office of Corporate Vice President, Brand Senior Vice President and all higher executive offices (the “Participants”).

A Participant becomes vested in his or her benefit in the Supplemental Executive Retirement Plan after completing five years of qualified service with the Company. A Participant also becomes vested in his or her Supplemental Executive Retirement Plan benefits upon a change in control of the Company or the death or disability of the Participant while an active employee. A retired Participant who is vested is entitled to monthly payments continuing over the life of the Participant (or, at the election of the Participant, in a joint and 50 percent survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the Participant’s 65th birthday. The amount of each payment is determined under the following formula:

Benefit Points × Final Average Pay
100

Benefit Points are calculated based on a goal for net income established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the Participant from the Company in the 60-month period ending immediately prior to the Participant’s retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Zimmermann, Mr. Hollander, and Mr. Mroczka are $17,013, $9,796 and $12,585, respectively.  Neither Ms. Burton nor Mr. Mihalko has accrued any benefits under the Supplemental Executive Retirement Plan.

Unvested benefits under the Supplemental Executive Retirement Plan as of December 31, 2004 are subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) which was enacted by the American Jobs Creation Act of 2004 (the “AJCA”).  As required by Section 409A of the Code, the Company intends to amend the Supplemental Executive Retirement Plan by December 31, 2007 to comply with the requirements of Code Section 409A as enacted by the AJCA.

Employment Agreements and Arrangements

Burton Employment Agreement.   The Company has entered into an employment agreement with Mary E. Burton effective July 24, 2006, with respect to her employment as President and Chief Executive Officer of the Company. The agreement has a one-year term that automatically renews unless the Company or Ms. Burton elects otherwise 90 days prior to the end of the initial one-year term or any renewal term.

Ms. Burton will be paid an annual base salary of not less than $850,000, subject to annual review and potential increase by the Compensation Committee. She will be eligible to receive an annual incentive bonus with a target bonus equal to 125 percent of her base salary. For Fiscal Year 2007, she will be entitled to a bonus not less than her full target bonus (the “FY 2007 Bonus”). In addition, Ms. Burton has been granted 25,000 restricted stock units that cliff vest at the end of a three-year period, 25,000 restricted stock units that vest based on the Company’s achievement of financial goals for the performance period ending July 31, 2009, and an option to purchase 125,000 shares of Common Stock.

In the event Ms. Burton’s employment is terminated other than for “cause” or Ms. Burton terminates her employment for a “termination reason” (both as defined in the employment agreement), the Company will pay Ms. Burton an amount equal to the sum of two times her annual base salary as of the date of termination, plus two times the average of her earned annual incentive bonus in the three fiscal year periods prior to the year of termination (or a shorter period if the agreement has been in effect for less than three years on the date of termination), all payable in equal installments for a period of 24 months. For purposes of calculating the bonus portion of Ms. Burton’s severance payment, the Company will ignore the FY 2007 Bonus and will instead utilize an amount equal to the actual bonus Ms. Burton would have earned in Fiscal Year 2007 absent such provision. The Company will continue group health insurance and certain other benefits for a period of 24 months. The payment of such amounts will be subject to and comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Ms. Burton is required to pay additional tax, interest, or penalties under Section 409A of the Code, Ms. Burton will receive a gross-up payment designed to reimburse her for those amounts.  Upon such termination of Ms. Burton’s employment, all unvested restricted stock units and stock options will terminate and all vested stock options will remain exercisable for a 90-day period.

If the Company terminates Ms. Burton’s employment (other than for cause) within two years following a “change of control” of the Company, or if Ms. Burton terminates her employment during that period for “good reason” (both as defined in the employment agreement): (1) the Company will pay Ms. Burton an amount equal to three times the sum of her annual base salary and target bonus for the fiscal year in which the termination occurs and (2) during the 36-month period following termination, the Company will provide Ms. Burton with group health insurance and certain other benefits. All equity compensation will immediately vest and all stock options will remain exercisable for a 90-day period after termination, unless any of those options expire earlier under their own terms. In addition, Ms. Burton will receive a gross-up payment designed to reimburse her for any “parachute” tax imposed under Internal Revenue Code Section 280G. Any change of control payments made under the agreement are also subject to and will comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Ms. Burton is required to pay additional tax, interest, or penalties under Section 409A of the Code, Ms. Burton will receive a gross-up payment designed to reimburse her for those amounts.

Zimmermann Employment Agreement.   On March 31, 2006, the Company entered into an employment agreement with Mr. Zimmermann with a term that continues through February 15, 2009. Under the employment agreement, Mr. Zimmermann is employed by the Company as its Group President and President, Zale North America, at an annual base salary of not less than $400,000, subject to annual review and potential increase by the Compensation Committee. Under the employment agreement, Mr. Zimmermann’s annual base salary will not be reviewed for possible adjustment prior to July 31, 2007. Mr. Zimmermann is eligible to receive an annual incentive bonus with a target bonus equal to 75 percent of his base salary in accordance with the terms and conditions of the Company’s executive bonus program.

In the event Mr. Zimmermann’s employment is terminated other than for “cause” or Mr. Zimmermann terminates his employment for a “termination reason” (both as defined in the employment agreement): (1) the Company will continue to pay Mr. Zimmermann’s base salary for the greater of the remainder of the term of the employment agreement or the period for which Mr. Zimmermann would be entitled to severance under the Company’s severance policy; (2) the Company will pay Mr. Zimmermann a pro-rated bonus with respect to the fiscal year in which the termination of employment occurs; and (3) for a period of up to 12 months the Company will provide Mr. Zimmermann with group health insurance and certain other benefits. The payment of such amounts will be subject to and comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Mr. Zimmermann is required to pay additional tax, interest, or penalties under Section 409A of the Code, Mr. Zimmermann will receive a gross-up payment designed to reimburse him for those amounts.

If the Company terminates Mr. Zimmermann’s employment (other than for cause) within two years following a “change of control” of the Company, or if Mr. Zimmermann terminates his employment during such period for “good reason” (both as defined in the employment agreement): (1) the Company will pay

Mr. Zimmermann an amount equal to three times his annual base salary and target bonus for the fiscal year during which termination occurs; (2) during the 36-month period following termination, the Company will provide Mr. Zimmermann with group health insurance and certain other benefits; and (3) Mr. Zimmermann will receive a lump sum payment equal to the actuarial equivalent of the benefit that would have accrued under the Supplemental Executive Retirement Plan if Mr. Zimmermann (x) had remained a participant in the Supplemental Executive Retirement Plan for an additional three-year period, (y) earned benefits points in each such year equal to the highest number of benefits points earned by Mr. Zimmermann during the three-year period preceding termination of employment and (z) had a final average pay during such additional three-year period equal to the greater of his monthly base salary on the date of the potential change of control (as defined in the employment agreement), the change of control or his termination of employment, provided that any amount payable to Mr. Zimmermann in connection with the Supplemental Executive Retirement Plan will not exceed his accrued benefit under the Supplemental Executive Retirement Plan as of December 31, 2004, unless such excess is pursuant to a new Supplemental Executive Retirement Plan adopted by the Company subsequent to December 31, 2004. Any change of control payments made under the agreement are also subject to and will comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Mr. Zimmermann is required to pay additional tax, interest, or penalties under Section 409A of the Code, Mr. Zimmermann will receive a gross-up payment designed to reimburse him for those amounts.

Mihalko Employment Arrangement.   On August 4, 2006, the Compensation Committee approved an employment arrangement with Mr. Mihalko. The employment arrangement relates to Mr. Mihalko’s continued service as Acting Chief Administrative officer and Acting Chief Financial Officer of the Company for a three-month period ending October 31, 2006. In addition to the terms of his prior employment arrangement with the Company, which provides for a monthly base salary of $54,167, Mr. Mihalko will receive 6,141 restricted shares (having a value of $162,500, based on the closing price of the Common Stock on the day prior to the Compensation Committee’s action). The restricted shares will vest on October 31, 2006, if Mr. Mihalko remains employed by the Company until that date. If Mr. Mihalko leaves the Company prior to October 31, 2006, a pro rata portion of the restricted shares will vest on the date Mr. Mihalko no longer serves as an employee of the Company.

Hollander Employment Agreement.   On January 5, 2005, the Company entered into an employment agreement with Mr. Hollander with a term that continues through July 31, 2007. Under the employment agreement, Mr. Hollander is entitled to an annual base salary of not less than $240,000. Mr. Hollander is eligible to receive an annual incentive bonus with a target bonus equal to 60 percent of his annual base salary in accordance with the terms and conditions of the Company’s executive bonus program.

In the event Mr. Hollander’s employment is terminated other than for “cause” or Mr. Hollander terminates his employment for a “termination reason” (both as defined in the employment agreement): (1) the Company will continue to pay Mr. Hollander’s base salary for the greater of the remainder of the term of the employment agreement or the period for which Mr. Hollander would be entitled to severance under the Company’s severance policy; and (2) for a period of up to 12 months the Company will provide Mr. Hollander with group health insurance and certain other benefits.

If the Company terminates Mr. Hollander’s employment (other than for cause) within two years following a “change of control” of the Company, or if Mr. Hollander terminates his employment during such period for “good reason” (both as defined in the employment agreement): (1) the Company will pay Mr. Hollander an amount equal to three times the sum of his annual base salary for the fiscal year in which the termination occurs and an amount equal to three times the average annual cash bonus paid to Mr. Hollander during the preceding two years; (2) during the 36-month period following termination, the Company will provide Mr. Hollander with group health insurance and certain other benefits; and (3) Mr. Hollander will receive a lump sum payment equal to the actuarial equivalent of the benefit that would have accrued under the Supplemental Executive Retirement Plan if Mr. Hollander (x) had remained a participant in the Supplemental Executive Retirement Plan for an additional three-year period, (y) earned benefits points in each such year equal to the highest number of benefits points earned by Mr. Hollander during the three-year period preceding termination of employment and (z) had a final average pay during such additional three-year period equal to the greater of his monthly base salary on the date of the potential change of control (as defined in the employment agreement), the change of control or his termination of employment.

Mroczka Employment Agreement.   On August 1, 2006, the Company entered into an employment agreement with Mr. Mroczka with a term that continues through July 31, 2007. Under the employment agreement, Mr. Mroczka is entitled to an annual base salary of not less than $300,000. Mr. Mroczka is eligible to receive an annual incentive bonus with a target bonus equal to 45 percent of his annual base salary in accordance with the terms and conditions of the Company’s executive bonus program.

In the event Mr. Mroczka’s employment is terminated other than for “cause” or Mr. Mroczka terminates his employment for a “termination reason” (both as defined in the employment agreement): (1) the Company will continue to pay Mr. Mroczka’s base salary for the greater of the remainder of the term of the employment agreement or the period for which Mr. Mroczka would be entitled to severance under the Company’s severance policy; and (2) for a period of up to 12 months the Company will provide Mr. Mroczka with group health insurance and certain other benefits. The payment of such amounts will be subject to and comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Mr. Mroczka is required to pay additional tax, interest, or penalties under Section 409A of the Code, Mr. Mroczka will receive a gross-up payment designed to reimburse him for those amounts.

If the Company terminates Mr. Mroczka’s employment (other than for cause) within two years following a “change of control” of the Company, or if Mr. Mroczka terminates his employment during such period for “good reason” (both as defined in the employment agreement): (1) the Company will pay Mr. Mroczka an amount equal to three times the sum of his annual base salary for the fiscal year in which the termination occurs and an amount equal to three times the average annual cash bonus paid to Mr. Mroczka during the preceding two years; (2) during the 36-month period following termination, the Company will provide Mr. Mroczka with group health insurance and certain other benefits; and (3) Mr. Mroczka will receive a lump sum payment equal to the actuarial equivalent of the benefit that would have accrued under the Supplemental Executive Retirement Plan if Mr. Mroczka (x) had remained a participant in the Supplemental Executive Retirement Plan for an additional three-year period, (y) earned benefits points in each such year equal to the highest number of benefits points earned by Mr. Mroczka during the three-year period preceding termination of employment and (z) had a final average pay during such additional three-year period equal to the greater of his monthly base salary on the date of the potential change of control (as defined in the employment agreement), the change of control or his termination of employment, provided that the amount payable to Mr. Mroczka will not exceed his accrued benefit under the Supplemental Executive Retirement Plan as of December 31, 2004, unless such excess is pursuant to a new Supplemental Executive Retirement Plan adopted by the Company subsequent to December 31, 2004. Any change of control payments made under the agreement are also subject to and will comply with the requirements of Section 409A of the Code as enacted by the AJCA. If, despite such compliance, Mr. Mroczka is required to pay additional tax, interest, or penalties under Section 409A of the Code, Mr. Mroczka will receive a gross-up payment designed to reimburse him for those amounts.

Other Compensation Matters

Effective January 31, 2006, Mary L. Forté resigned as President and Chief Executive Officer and as a director of the Company. Effective March 23, 2006, Sue E. Gove resigned as Executive Vice President and Chief Operating Officer and as a director of the Company. Effective May 5, 2006, the Company placed Mark R. Lenz, its Group Senior Vice President and Chief Financial Officer, on administrative leave and his employment agreement expired without renewal on July 31, 2006. The Company is in negotiations with each of these individuals regarding severance compensation arrangements.

In connection with the Company’s negotiations with Ms. Forté, she has requested: (1) a cash payment of $3,600,000, representing two times Ms. Forté’s annual base salary and target bonus; (2) continuation of various Company benefit plans; (3) vesting of outstanding stock options, restricted stock and time vesting restricted stock units; (4) a lump sum payment of $473,697 representing amounts due to Ms. Forté under the Supplemental Executive Retirement Plan; and (5) any accrued but unpaid salary through the termination date.

In connection with the Company’s negotiations with Ms. Gove, she has requested: (1) a cash payment of $2,340,000, representing two times Ms. Gove’s annual base salary and target bonus; (2) continuation of various Company benefit plans; (3) vesting of outstanding stock options, restricted stock and time vesting restricted stock units; (4) a lump sum payment of $275,636 representing amounts due to Ms. Gove under the Supplemental Executive Retirement Plan; and (5) any accrued but unpaid salary through the termination date.

In connection with the Company’s negotiations with Mr. Lenz, he has requested a payment of $207,187.50, representing nine months of his annual base salary.

Executive Severance Arrangements

The Company has an executive severance plan for its executives (the “Severance Plan”), which provides for severance benefits under certain circumstances, such as termination without cause (as defined in the Severance Plan). Under the Severance Plan, Executive Vice Presidents, Company Senior Vice Presidents and Brand Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Executives who also are covered by severance provisions contained in an executive employment agreement are entitled to receive the greater of the two severance benefits, but not both. Certain other senior managers are entitled to receive severance benefits at a reduced level.

Company Senior Vice Presidents and Brand Presidents (in each case who are not parties to executive employment agreements) are parties to change of control agreements with the Company (collectively, the “Agreements”). If a covered employee is terminated within two years following a change of control (as defined in the Agreements), for any reason other than cause or disability (as defined in the Agreements) or if a party terminates his or her employment with the Company for good reason (in each case, as defined in the Agreements) within such two year period, the Company shall, subject to the requirements of Section 409A of the Code as enacted by the AJCA:  (1) pay an amount equal to three times the average annual base pay and bonus paid to the employee for the three fiscal years immediately preceding the date of termination; (2) for three years following the date of termination of employment, provide to the party and anyone entitled to claim under or through the party all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (3) pay an amount equal to the actuarial equivalent of the benefits that would have accrued to the party under the Supplemental Executive Retirement Plan, subject to the requirements of the AJCA. Under the Agreements, an employee is eligible to receive between 37.5  percent and 75 percent of his or her base salary in accordance with the Company’s executive bonus program. The Agreements are required to be assumed by any successor to the Company by merger or otherwise.

Director Compensation

During Fiscal Year 2006, each non-employee director of the Company received an annual retainer fee of $40,000, with the Chairman of the Board receiving an additional annual retainer fee of $160,000.

Through May 18, 2006, each non-employee director received a $3,000 fee for each Board of Directors meeting attended in person and a $1,000 fee for each Board of Directors meeting attended by telephone. Through May 18, 2006, the Chair of the Audit Committee of the Board of Directors received a retainer fee of $15,000. Through the same time period, all other Committee Chairs of the Board of Directors received an additional annual retainer fee of $10,000. Each Committee member received $2,000 for each Committee meeting attended in person and $1,000 for each Committee meeting attended by telephone. Effective May 18, 2006, each non-employee director except the Chairman of the Board received a one-time additional fee of $30,000. Also effective May 18, 2006, the Chairman of the Audit Committee received an additional annual retainer of $10,000. Effective May 18, 2006, each non-employee director received $5,000 for each Board of Directors meeting attended in person and $2,000 for each Board of Directors meeting attended by telephone. Also effective May 18, 2006, each Committee member received $3,000 for each Committee meeting attended in person and $2,000 for each Committee meeting attended by telephone. Non-employee directors also received annual grants of options to purchase 3,800 shares of Common Stock and an annual award of 1,500 shares of restricted stock under the Outside Directors’ 2005 Stock Incentive Plan (the “2005 Directors’ Plan”).

Director Indemnification Arrangements

The Company has entered into indemnification agreements with each of the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his or her service as a director, officer, employee or agent of the Company, provided that the director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the director in defending any proceeding. The Company expects to enter into similar agreements with new directors elected in the future.

Litigation Matters

On April 10, 2006, the Company announced that the SEC had initiated a non-public investigation into various accounting and other matters related to the Company, including accounting for Extended Service Agreements, leases and accrued payroll. Subpoenas issued in connection with the investigation requested materials relating to these accounting matters as well as to executive compensation and severance, earnings guidance, stock trading, and the timing of certain vendor payments.

On September 21, 2006, the staff of the SEC notified the Company that the investigation of the Company had been terminated with no enforcement action being recommended.

The Company is a defendant in six lawsuits arising, in general, from the matters that the SEC was investigating as described above. All six lawsuits are purported class actions. In four of the lawsuits the plaintiffs allege various violations of securities laws based upon the Company’s public disclosures. Mary L. Forté, Sue E. Gove and Mark R. Lenz are named as defendants in each of these lawsuits, and Cynthia T. Gordon is named as a defendant in three of these lawsuits. In the two remaining  lawsuits, the plaintiffs allege various violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) based upon the investment by the Zale Corporation Savings & Investment Plan in Company stock. Richard C. Marcus, Mary L. Forté, J. Glen Adams, Mary E. Burton, Sue E. Gove, John B. Lowe, Jr., Thomas C. Shull, David M. Szymanski, Mark R. Lenz, and the Zale Plan Committee also are named as defendants in these two lawsuits.  The plaintiffs in all six lawsuits request unspecified compensatory damages and costs and, in the ERISA lawsuits, injunctive relief and attorneys fees. All six lawsuits are in preliminary stages. The Company intends to vigorously contest all six lawsuits.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee oversees the compensation of the Company’s officers, and reviews, approves, and administers the Company’s compensation policies and programs for its officers and key employees. The Compensation Committee, acting together with any other independent directors who have advised the Chairperson of the Committee that they would like to participate, determines and approves the Chief Executive Officer’s compensation level, and reviews and approves the compensation of other officers of the Company. In addition, the Compensation Committee reviews, approves, and administers the Company’s incentive-based compensation plans. The Compensation Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Compensation Committee’s composition and meetings. A copy of the charter is available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.”

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s executives with those of its stockholders. The objectives of the Company’s executive compensation program are to:

•       Support the achievement of the Company’s strategic operating objectives;

•       Provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance;

•       Align the executives’ financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

•       Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

Components of Total Executive Compensation.   The Company’s executive compensation program consists primarily of:

•       Base salary;

•       The potential for annual cash incentive compensation in the form of performance bonuses; and

•       Long-term incentive compensation in the form of stock options and other potential equity, including time-vesting and performance-based restricted stock units.

In addition, the Company provides various other benefits to its executive officers that the Compensation Committee reviews periodically. These benefits include financial planning, life and medical insurance plans, auto allowances and executive physicals.

Base Salaries.   It is the Compensation Committee’s objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive’s experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Compensation Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

Bonuses.   For Fiscal Year 2006, annual bonuses available to the Company’s executive officers, measured as a percentage of their respective base salaries, were based upon two pieces of the Company’s financial performance. The first piece was measured by consolidated corporate net income targets and brand operating earnings targets, as set forth in the Company’s annual financial plan. The second piece was based on comparable store sales increases. Participants were eligible to earn up to 50 percent of the maximum available bonus opportunity (the “Maximum Bonus”) upon the Company’s meeting its consolidated net income target, and up to 50 percent of the Maximum Bonus upon the brands meeting their operating earnings targets. No bonus was available if the Company failed to attain its minimum threshold for net income or if the brands failed to achieve their respective operating earnings thresholds.   An incremental bonus was available for eligible employees upon the achievement of certain comparable store sales targets.

For Fiscal Year 2006, bonuses were paid to several executive officers based on three (3) of the brands surpassing their operating earnings targets. The Compensation Committee and the Board of Directors, in their sole discretion, may adjust the amount and timing of bonus payments under this program to address special or unusual circumstances.

Equity Incentives.   For Fiscal Year 2006, the 2003 Incentive Plan formed the basis for the Company’s long-term incentive plan for executives and key employees. The 2003 Incentive Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, time-vesting and performance-based restricted stock units, stock bonuses and phantom stock. Certain of these incentive awards (for example, performance-based restricted stock units and phantom stock) are subject to the requirements of Section 409A of the Code as enacted by the AJCA. The purpose of the 2003 Incentive Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employment of the Company and to acquire a proprietary interest in the long-term success of the Company.

For Fiscal Year 2006, option awards were made to approximately 170 of the Company’s employees covering an aggregate of 930,600 shares of Common Stock. All options granted prior to August 29, 2006, were granted with an exercise price equal to the fair market value of the shares of Common Stock at the close of market as of the day before the grant date. Options granted on August 29, 2006 or later were granted with an exercise price equal to the fair market value of the shares of Common Stock at the close of market on the grant date. All options granted have a term of ten years, and become exercisable in equal increments of 25 percent per year beginning one year from the grant date. Additionally, 131,500 restricted stock units were granted to approximately 25 employees. Of the 131,500 restricted stock units, 49,500 are structured to vest 100 percent on the third anniversary of the grant date based on performance criteria. Another 82,000 restricted stock units vest 100 percent on the third anniversary of the grant date. The Company also granted 8,127 shares of restricted stock to Ms. Burton as compensation for her tenure as Acting Chief Executive Officer.

The Compensation Committee, in satisfying its duty to establish the compensation level of the Company’s Chief Executive Officer and to recommend the compensation levels for the Company’s other officers, considered and approved management’s recommendations for Fiscal Year 2006 with respect to changes to the elements and levels of compensation paid to such officers. The Compensation Committee consulted with the Company’s human resources department and outside compensation consultants in evaluating the recommendations made by management. The Compensation Committee, in its role as administrator of the 2003 Incentive Plan, intends to review periodically with the Company’s human resources department and outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

Compensation of the Chief Executive Officer.   Mary E. Burton served as Acting Chief Executive Officer of the Company from January 31, 2006 through July 23, 2006. In connection with her service as Acting Chief Executive Officer, Ms. Burton received a monthly base salary of $66,667 and received a grant of shares of Common Stock valued at $200,000.

The Company has entered into an employment agreement with Ms. Burton effective July 24, 2006, with respect to her employment as President and Chief Executive Officer of the Company. The agreement has a one-year term that automatically renews unless the Company or Ms. Burton elects otherwise 90 days prior to the end of the one-year initial term or any renewal term.

Ms. Burton will be paid an annual base salary of not less than $850,000, subject to annual review and potential increase by the Compensation Committee. She will be eligible to receive an annual incentive bonus with a target bonus equal to 125 percent of her base salary. For Fiscal Year 2007, she will be entitled to not less than her Fiscal Year 2007 target bonus. In addition, Ms. Burton has been granted 25,000 restricted stock units that cliff vest at the end of a three-year period, 25,000 restricted stock units that vest based on the Company’s achievement of financial goals for the performance period ending July 31, 2009, and an option to purchase 125,000 shares of Common Stock.

With respect to Ms. Burton’s employment agreement, the Compensation Committee has been assisted by an employee compensation consulting firm and outside legal counsel. In determining the appropriateness of Ms. Burton’s compensation, both for her role as Acting Chief Executive Officer and her permanent role as President and Chief Executive Officer, the Compensation Committee considered a number of factors. The Compensation Committee’s objective was to align Ms. Burton’s overall compensation, including incentive compensation, with the median of a peer group of companies that the Compensation Committee and its advisors have identified as comparable to the Company and to provide that a substantial portion of her compensation be performance-based. Assuming that the Company performs at a level necessary for Ms. Burton to earn her target bonus, more than 50 percent of Ms. Burton’s compensation will be performance-based after the initial term of her employment agreement.

The Compensation Committee also considered the implications of Ms. Burton’s employment agreement in the event Ms. Burton should resign or the Company should terminate Ms. Burton’s employment, whether with or without cause. In particular, the Compensation Committee concluded that the levels of possible benefits that would be paid under various circumstances were appropriate for Ms. Burton in light of her position.

Mary L. Forté served as President and Chief Executive Officer of the Company from August 1, 2002 until her resignation, effective January 31, 2006. Ms. Forté was employed with the Company under an employment agreement dated as of September 21, 2005. With the assistance of Hewitt Associates, LLC and legal counsel, the Company negotiated the terms of the employment agreement with Ms. Forté. The employment agreement provided for an annual base salary of not less than $800,000, a grant of options to purchase 125,000 shares of the Common Stock, and an award of 50,000 restricted stock units. One-half of the restricted stock units were under a three-year cliff-vesting schedule. The other half of the restricted stock units were to vest based upon the Company’s achievement of financial goals. The employment agreement provided for a bonus of 125 percent of Ms. Forté’s base salary if annual performance targets were achieved and up to 200 percent of Ms. Forté’s salary if those targets were exceeded.

In determining that the compensation of Ms. Forté was appropriate, the Compensation Committee considered a number of factors. The Compensation Committee’s objective was to align Ms. Forté’s overall compensation, including incentive compensation, with the median of a peer group of companies that the Compensation Committee and its advisors identified as comparable to the Company and to provide that a substantial portion of her compensation be performance-based. Had the Company performed at a level necessary for Ms. Forté to earn the target bonus, more than 50 percent of her compensation would have been performance-based.

The Company is presently in discussions with Ms. Forté regarding severance benefits in connection with her resignation as President and Chief Executive Officer of the Company. See “Other Compensation Matters” on page 21.

Section 162(m).   Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a “covered employee” in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. The 2003 Incentive Plan and Executive Bonus Plan have been designed to meet Code regulations so that compensation realized in connection with stock options, SARs and other performance-based equity incentives granted under the 2003 Incentive Plan and bonuses under the Executive Bonus Plan generally will be excluded from the deduction limit; however, a portion of Ms. Burton’s bonus for Fiscal Year 2007 is guaranteed, and the portion of her combined bonus and salary which exceeds $1 million will not qualify for income tax deductibility. Moreover, the Compensation Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company’s interests are best served in some circumstances by providing compensation that is subject to the deductibility limitation imposed by Section 162(m). Accordingly, the Compensation Committee retains the discretion to authorize compensation that does not qualify for income tax deductibility. In Fiscal Year 2006, the Company issued shares of restricted stock that, depending on the timing of vesting, may not qualify for income tax deductibility. Option grants and cash bonuses made during Fiscal Year 2006 were designed to be excluded from the deduction limits.

David M. Szymanski, Chairman
J. Glen Adams
John B. Lowe, Jr.

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Corporate Performance Graph

The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index, the S&P Smallcap Specialty Store Index, and the S&P 600 Smallcap Index for the period from August 1, 2001, to July 31, 2006. The comparison assumes $100 was invested on August 1, 2001 in the Common Stock and in each of the three indices and, for the S&P 500 Index, the S&P Smallcap Specialty Store Index and the S&P 600 Smallcap Index, assumes reinvestment of dividends. The Company has not paid any dividends during this period.

	7/31/01	1/31/02	7/31/02	1/31/03	7/31/03	1/30/04	7/30/04	1/31/05	7/29/05	1/31/06	7/31/06
Zale Corporation	100	134.67	89.19	90.37	140.89	160.15	160.83	157.39	201.48	145.24	151.76
S&P 500	100	93.99	76.39	72.37	84.51	97.37	95.63	103.42	109.06	114.15	114.92
S&P Smallcap Spec	100	122.18	109.48	101.54	138.81	166.36	155.52	155.88	190.74	148.70	126.00
S&P 600 Smallcap	100	102.88	87.58	84.08	103.43	124.31	125.70	144.86	159.96	172.99	166.00

The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference in such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent (10%) of any class of the Company’s equity securities, to file with the SEC initial reports (“Form 3”) of beneficial ownership and reports of changes (“Form 4” and “Form 5”) in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding

Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, all of the Company’s executive officers, directors and beneficial owners of greater than ten percent (10%) of the outstanding Common Stock complied with the Section 16(a) filing requirements for Fiscal Year 2006, except that a report on Form 3 and a report on Form 4 were inadvertently filed late for Mr. Mroczka.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is made up of non-employee directors who have neither served as officers of, nor been employed by, the Company or any of its subsidiaries or affiliates. None of the Company’s executive officers serve on the board of directors of any company of which any director of the Company serves as executive officer.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are Thomas C. Shull, J. Glen Adams and John B. Lowe, Jr. The Board of Directors has determined that during Fiscal Year 2006, each member of the Audit Committee was independent under the rules of the NYSE and that each current member is independent. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. A copy of the charter is attached hereto as Appendix A and is available on the Company’s corporate web site at www.zalecorp.com under the heading “Corporate and Social Responsibility.”

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended July 31, 2006.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and issued by the Auditing Standards Board of the American Institute of Certified Public Accountants (“AICPA”), and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and issued by the Independence Standards Board of the AICPA, which has been adopted by the PCAOB in Rule 3600T, and has discussed with the auditors their independence. The Audit Committee has also considered the fees billed by KPMG LLP during the last fiscal year for audit and non-audit services to the Company, which are set forth below, and has determined that the provision of the non-audit services are compatible with the firm’s independence.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006, for filing with the SEC.

The foregoing report is furnished by the members of the Audit Committee:

Thomas C. Shull, Chairman
J. Glen Adams
John B. Lowe, Jr.

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditor Fee Information

Audit Fees.   Audit fees billed by KPMG LLP totaled $1,646,100 in Fiscal Year 2006 and $1,418,900 in Fiscal Year 2005. Audit fees include fees associated with the annual audits of the Company’s consolidated financial statements, reviews of the Company’s quarterly reports on Form 10-Q, and the statutory audits of the financial statements of the Company’s insurance subsidiaries.

Audit-Related Fees.   Audit-related fees billed by KPMG LLP totaled $257,657 in Fiscal Year 2006 and $34,000 in Fiscal Year 2005. Audit-related fees include fees associated with the audits of the financial statements of certain employee benefit plans in both 2006 and 2005 and fees associated with the sec investigation in 2006.

Tax Fees.   Fees billed by KPMG LLP for tax services, including $93,700 for tax compliance and $115,580 for tax advice and tax planning, totaled approximately $209,280 in Fiscal Year 2006. Fiscal Year 2005 fees included $90,200 for tax compliance and $145,055 for tax advice and tax planning for a total of approximately $235,255.

All Other Fees.   No other fees were billed by KPMG LLP for other services not included above in Fiscal Year 2006 or Fiscal Year 2005.

In addition to retaining KPMG LLP to audit the Company’s consolidated financial statements in Fiscal Year 2006, the Company retained KPMG LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in Fiscal Year 2006. The Company’s Audit Committee pre-approves all non-audit work performed by KPMG LLP on an item-by-item basis, except that the Audit Committee has pre-approved up to $60,000 for certain specifically identified tax services, with a limitation of no more than $15,000 for any particular service, such as assistance with day-to-day federal, state and international tax issues, as well as compensation and employee benefit issues. In the case of such pre-approved tax-related services, those members of the Company’s management team responsible for engaging KPMG LLP to perform pre-approved services must report specific engagements to the Audit Committee at each meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

KPMG LLP has served as the Company’s independent public accounting firm since June 2002, and has been reappointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the upcoming fiscal year. The Company has been advised that no member of KPMG LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of KPMG LLP is expected to attend the Annual Meeting and will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

Although not formally required, the appointment of the independent registered public accounting firm has been directed by the Audit Committee and the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment of the independent registered public accounting firm. If the stockholders ratify the appointment, the Audit Committee, in its sole discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the upcoming fiscal year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

As described more fully in the Company’s Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company’s books and (B) the class and number of shares of the Company that are owned of record by such stockholder. See “Stockholder Proposals” below for additional requirements. In lieu of directly nominating a candidate for consideration by stockholders at an annual meeting, stockholders may recommend individuals to the Nominating and Corporate Governance Committee for inclusion in the Board of Directors slate of nominees. See “Nominating Procedures” beginning on page 10.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8(e) promulgated under the Exchange Act, stockholder proposals to be included in the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders of the Company must be a subject for proper inclusion therein and must be received by no later than June 18, 2007, at the Company’s principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department. Any proposal submitted after this date will be considered untimely.

Pursuant to the Company’s Bylaws, to be timely, notice of business to be brought before a stockholders meeting and/or notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. However, in the event that there is less than 70 days notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten (10) days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the 60th day before the anniversary date of the last annual meeting (November 15th is the date of the 2006 Annual Meeting), assuming that such 60th day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with other applicable procedures set forth in the Company’s Bylaws. See “Stockholder Nomination of Director Candidates.” The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will provide to any stockholder, free of charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended July 31, 2006, as filed with the SEC. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations. The Company’s Form 10-K and Annual Report is available online at www.zalecorp.com under “Shareholder Information” then “SEC Filings,” or at www.sec.gov under “Filings and Forms (EDGAR).” The Form 10-K is being delivered with this proxy statement.

HOUSEHOLDING

As permitted under the Exchange Act, only one (1) copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (972) 580-5047 or by mail to Zale Corporation, Investor Relations, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, or by e-mail to ir@zalecorp.com. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request multiple copies of the proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of the proxy statement by mailed in the future.

The foregoing Notice of Annual Meeting of Stockholders and Proxy Statement are sent by order of the Board of Directors.

Hilary Molay
Senior Vice President, General Counsel and Secretary

Appendix A

ZALE CORPORATION
AUDIT COMMITTEE CHARTER

Purposes

The primary purposes of the Audit Committee are to assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditors. Its responsibilities in that regard include:

•       Reviewing the financial reports and other financial information provided by the Company to any governmental or other regulatory body and monitoring any public distribution or other uses thereof;

•       Reviewing the annual independent audit of the Company’s financial statements;

•       Reviewing the Company’s systems of internal accounting and financial controls; and

•       Reviewing and monitoring the internal audit process and internal audit results.

In discharging its duties, the Committee is empowered to investigate any matter brought to its attention with full access to all Company books, records, facilities, personnel, legal counsel and independent auditors, along with the sole power to retain and terminate outside counsel, auditors or other experts for this purpose and to approve their fees and other retention fees. Any independent auditor retained by the Company shall report directly to the Committee and is ultimately accountable to the Committee. The Committee shall be entitled to incur at the Company’s expense ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The Committee shall review the adequacy of this charter on an annual basis and recommend any appropriate changes to the Board for consideration.

Membership

Appointment and Removal.   The Committee shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may decide or, with respect to an individual Committee member, until such Committee member is no longer a Board member. The Board shall designate the chair of the Committee.

Number and Meetings.   The Committee shall be comprised of not less than three members of the Board. The Committee shall meet as often as necessary to fulfill its responsibilities.

Independence.   The Committee members will each qualify as (1) an “independent director” under the rules of the New York Stock Exchange and (2) “independent” as defined by the rules and regulations of the Securities Exchange Act of 1934. These requirements as currently is effect are summarized in Annex A hereto. Accordingly, the members of the Committee will be directors who the Board affirmatively concludes have no material relationship to the Company, as determined by the Board, either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company.

The failure of the Committee to satisfy the independence requirements set forth above or the financial literacy requirements set forth below shall not invalidate any actions taken by the Committee.

Financial Literacy.   The Committee members will meet the experience requirements of the New York Stock Exchange and the Securities Exchange Act of 1934. Each Committee member will be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise and that member or another member of the Committee must be an “audit committee financial expert” (as such term is defined by the rules and regulations of the Securities Exchange Act of 1934). The designation or identification of a person as an audit committee financial expert shall not (a) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification or (b) affect the duties, obligations or liability of any other member of the Committee or the Board.

Responsibilities

The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Additionally, the Board recognizes that the Company’s financial management, as well as the independent auditors, have more time, knowledge and detailed information regarding the Company than do Committee members. As a result, in carrying out its oversight responsibilities, the Committee’s role is not to provide expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. As used in this charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

The following functions shall be the common, recurring activities of the Committee in carrying out its duties.

1.   Retention of Independent Auditors.   The Committee shall be directly responsible for the appointment, compensation, retention, oversight and termination of the independent auditors. The Committee shall have the ultimate authority and responsibility to select the independent auditor (including approval of all engagement fees and terms and resolution of disagreements between management and the independent auditors), evaluate the independent auditors (including its qualifications, performance and independence) and, where appropriate, replace the independent auditors.

2.   Independence of Auditors.   In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors and the other relationships between the Company and the auditors. The Committee shall be responsible for (a) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors and (c) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

3.   Pre-Approval of Audit and Non-Audit Services.   The Committee shall pre-approve all audit, review or attest services and all permissible non-audit services. The Committee may delegate to one or more of its members the authority to pre-approve audit services and non-audit services pursuant to any pre-approval policies and procedures established by the Committee and satisfying the requirements set forth in the Securities Exchange Act of 1934; provided, however, that all pre-approved services must be disclosed by such delegate to the full Committee at each of its scheduled meetings.

4.   Independent Auditors’ Quality Control.   The Committee shall obtain and review a report from the independent auditors, at least annually, which describes (a) the audit firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues.

5.   External Audit Plans.   The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

6.   Conduct of the Audit.   The Committee shall review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002 and Regulation 13B-2 promulgated thereunder, shall not influence the conduct of the audit in any improper manner.

7.   Review of Audit Results.   The Committee shall review and discuss with the independent auditors the report of their annual audit, or proposed report of their annual audit, and (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company and (d) any audit problems or difficulties encountered in the audit work and management’s response.

8.   Assurances Under Section 10A of the Exchange Act.   The Committee shall obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (generally relating to the auditors’ identification of illegal acts and related party transactions) has not been implicated.

9.   Financial Statements and Disclosures.   The Committee shall review with management and the independent auditors the annual and quarterly financial statements to be included in the Company’s periodic reports, including disclosures in the Management’s Discussion and Analysis section contained therein. This review will occur prior to filing of the annual or quarterly report, as applicable, and the Committee shall recommend to the Board whether the audited annual financial statements should be included in the Company’s Form 10-K. The Committee shall review and consider with the independent auditors the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61.

10.   Financial Press Releases.   The Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma,” or “adjusted” non-GAAP, information) and the financial information and earnings guidance provided to analysts and rating agencies. This review may occur before or after issuance and may be done generally (i.e., review of the types of information to be disclosed and the types of presentation to be made).

11.   Internal Audit Plans.   The Committee shall review and discuss with the partner of the audit firm performing the internal audit function and appropriate members of his or her staff, and the in-house personnel performing any internal audit functions, the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

12.   Internal Audit Results.   The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the results of any internal audits.

13.   Internal Accounting Controls.   The Committee shall review and discuss with the partner of the audit firm performing the internal audit function, management, the independent auditors and the appropriate staff members of each, the quality and adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934.

14.   Separate Meetings.   The Committee shall meet separately and periodically with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

15.   Risk Management Policies.   The Committee shall discuss policies with respect to risk assessment and risk management in order to govern the processes by which management assesses and manages the Company’s exposure to risk.

16.   Hiring of Employees of Independent Auditors.   The Committee shall set clear hiring policies for employees or former employees of the independent auditors, and in the absence of an applicable policy no such individual shall be hired.

17.   Complaints Regarding Financial Statements or Accounting Policies.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.   Proxy Statement Report.   The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.   Review of Other Matters.   The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

20.   Other Duties.   The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

21.   Reports to the Board.   The Committee shall report regularly to the Board, which report may include issues that arise with respect to (a) the quality of integrity of the Company’s financial statements, (b) the Company’s compliance with legal or regulatory requirements, (c) the performance and independence of the Company’s independent auditors or (d) the performance of the internal audit function.

22.   Annual Evaluation.   The Committee shall conduct and review with the Board annually an evaluation of the Committee’s performance.

Annex A
Audit Committee
Independence Requirements

NYSE Rules.   No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the following directors shall not satisfy the definition of “independent”:

(i)            A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

(ii)        A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

(iii)    A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(iv)      A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(v)          A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

SEC Rules.   In order to be considered to be independent, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board, or any other Board committee:

(A)      Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

(B)       Be an affiliated person (as defined by the SEC) of the Company or any subsidiary thereof.

Other.   No member of the Committee may simultaneously serve on more than three audit committees of companies with registered debt or equity (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

ATTN: INVESTOR RELATIONS MS 5A8 901 WEST WALNUT HILL LANE IRVING, TX 75038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 13, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Zale Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 13, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

CLASS A99

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	ZLCRP1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —– — — — — — — — — — — – DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors

1.	To elect eight directors for terms that will expire at the 2007
	Annual Meeting of Stockholders;				For	Withhold	For All	To withhold authority to vote for any individual
					All	All	Except	nominee, mark “For All Except” and write the
	01)	Richard C. Marcus	05)	George R. Mihaiko, Jr.				nominee’s name on the line below.
	02)	Mary E. Burton	06)	Thomas C. Shull	☐	☐	☐
	03)	J. Glen Adams	07)	Chaires M. Sonsteby
	04)	John B. Lowe, Jr.	08)	David M. Szymanski				For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007; and							☐	☐	☐

3.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponement thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

October 16, 2006

Re: Zale Corporation Savings & Investment Plan Trust (the “Plan”)

Dear Plan Participant:

The Annual Meeting of Stockholders of Zale Corporation is scheduled for November 15, 2006.

As a participant in the above Plan, you have the right to direct Fidelity Management Trust Company, as the Plan Trustee, as to how to vote the shares of Zale Corporation allocated to this Plan account. The Trustee will vote the shares as to which no directions are given in the same proportions as it votes the shares as to which it has received such direction. The number of shares you are eligible to vote is based on the balance in the Plan on September 22, 2006, the record date for the determination of stockholders eligible to vote.

Your instructions to the Trustee are confidential and will be known only by Fidelity Management Trust Company.

If, in addition to this Plan participation, you own stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to respond to each Proxy or Voter Instruction Card individually. You can cast your vote by one of the following methods: phone, Internet or mail. When voting by phone or Internet, you do not need to send in the proxy card.

We encourage you to exercise your voting rights under the Plan. Please review the enclosed documents carefully before deciding how to vote the shares. Because the shares in the Plan are registered in the name of Fidelity Management Trust Company, as the Plan Trustee, you will not be able to vote the shares in the Plan in person at the meeting on November 15, 2006. Please respond to your Voter Instruction Card as soon as possible. Instructions received after 9:00 a.m. Eastern Standard time on November 13, 2006 will not be counted.

Sincerely,

Fidelity Management Trust Company,

Trustee of the Zale Corporation Savings & Investment Plan Trust

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 15, 2006

The stockholder(s) hereby appoint(s) Mary E. Burton and Hilary Molay, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 15, 2006, at The Four Seasons Hotel, 4150 MacArthur Boulevard, Irving, Texas 75038, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ATTN: INVESTOR RELATIONS MS 5A8 901 WEST WALNUT HILL LANE IRVING, TX 75038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 13, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Zale Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 13, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zale Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

CLASS 106

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	ZLCRP3	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —– — — — — — — — — — — – DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZALE CORPORATION

Vote On Directors

1.	To elect eight directors for terms that will expire at the 2007
	Annual Meeting of Stockholders;				For	Withhold	For All	To withhold authority to vote for any individual
					All	All	Except	nominee, mark “For All Except” and write the
	01)	Richard C. Marcus	05)	George R. Mihaiko, Jr.				nominee’s name on the line below.
	02)	Mary E. Burton	06)	Thomas C. Shull	☐	☐	☐
	03)	J. Glen Adams	07)	Chaires M. Sonsteby
	04)	John B. Lowe, Jr.	08)	David M. Szymanski				For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007; and							☐	☐	☐

3.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting, including any adjournments or postponement thereof.

This proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ZALE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 15, 2006

The stockholder(s) hereby appoint(s) Mary E. Burton and Hilary Molay, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Zale Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on November 15, 2006, at The Four Seasons Hotel, 4150 MacArthur Boulevard, Irving, Texas 75038, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, FOR THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE